Exhibit 99.1

cbdMD Announces Proposed Public Offering of Common Stock

CHARLOTTE, NC - April 28, 2023 - cbdMD®, Inc. (NYSE American: YCBD) (NYSE American: YCBDpA), one of the nation's leading CBD companies, today announced it has commenced an underwritten public offering of shares of its common stock. All shares of common stock in the offering are to be sold by cbdMD. In addition, cbdMD intends to grant the underwriter in the offering a 45-day option to purchase up to an additional 15% of the shares of common stock offered in the offering at the public offering price, less underwriting discounts and commissions. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Maxim Group LLC is acting as sole book-running manager of the proposed offering.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-264143) previously filed with the U.S. Securities and Exchange Commission (SEC) on April 5, 2022 and declared effective on April 21, 2022. The shares may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering will be filed with the SEC, will form a part of the effective registration statement and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the public offering may also be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About cbdMD

cbdMD, Inc. is one of the leading and most highly trusted and recognized hemp-derived cannabidiol (CBD) brands with a comprehensive line of U.S. produced, THC-free CBD products as well as Full Spectrum and Delta 9 THC products. The cbdMD brand currently includes high-quality, premium CBD products including tinctures, gummies, topicals, capsules, sleep aids and more. The Company's Paw CBD brand includes formulated pet products including tinctures, chews and topicals in varying strengths. To learn more about cbdMD and the complete line of products, please visit www.cbdmd.com.

Forward Looking Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified using words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict. You are urged to carefully review and consider any cautionary statements, including but not limited to statements regarding whether or not the proposed public offering will be completed, the risks and uncertainties related to the expected use of proceeds, expectations on our clinical studies, and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 as filed with the SEC on December 15, 2022 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contact Information:

cbdMD, Inc.

Ronan Kennedy, Interim CEO & CFO

+1 (704) 445-3064

IR@cbdmd.com